UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

Discover Card Master Trust I

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	000-23108 333-141703-02 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7434

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Issuance of Class D Notes for the DiscoverSeries of Discover Card Execution Note Trust, Issuance of Subordinated Series for Discover Card Master Trust I, and Allocation of Interchange to Certain Series of Discover Card Master Trust I Certificates

As permitted by the terms of the transaction documents, Discover Bank plans on taking the following actions affecting outstanding investor certificates of Discover Card Master Trust I (“DCMT”) and outstanding DiscoverSeries notes of the related Discover Card Execution Note Trust (“DCENT”), such actions to be taken in part to address the concerns of the rating agencies and the recent decline in the excess spread due to the performance of the underlying credit card receivables, in part to support future issuances on the DCENT platform and in part to standardize the allocation of interchange to all securities issued by DCMT and DCENT:

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Issuance by DCENT of DiscoverSeries Class D Notes. As specifically permitted by, and pursuant to, the terms of the Indenture, dated as of July 26, 2007, between DCENT and U.S. Bank National Association (the “Indenture”), and the Indenture Supplement, dated as of July 26, 2007, by and between DCENT and U.S. Bank National Association (the “Indenture Supplement”), for the DiscoverSeries notes of DCENT, Discover Bank expects to cause DCENT to issue a tranche of Class D Notes that would provide credit enhancement to all outstanding notes of DCENT’s DiscoverSeries and that would be available to support new issuances of DiscoverSeries notes. The initial Stated Principal Amount of the Class D Notes is expected to be approximately $600 million, which will be 6.5% of the then outstanding notes of DCENT including the Class D Notes. Section 301 of the Indenture sets forth the conditions to issue new tranches of notes in a series, and Section 2.02 of the Indenture Supplement sets forth more specific requirements to issue additional tranches of DiscoverSeries notes. The Indenture Supplement, moreover, specifically contemplates the issuance of Class D Notes, and the cash flow provisions in Section 3.01 of the Indenture Supplement include provisions to allocate collections and interchange to Class D Notes and to effect the Class D Notes’ support of senior classes of notes. Each terms document establishing a tranche of DiscoverSeries notes also includes provisions in Section 2.02 to adjust the required subordination provided to each such tranche subject to rating agency confirmation. Discover Bank also anticipates that it or an affiliate will own all of the Class D Notes (which will not bear interest) and that any documents or amendments necessary to effectuate the issuance of the Class D Notes will be executed on or about July 2, 2009.

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Issuance by DCMT of Series 2009-CE to Credit Enhance Outstanding Series of Investor Certificates. As specifically permitted by, and pursuant to, the terms of the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, by and between Discover Bank and U.S. Bank National Association (the “Pooling and Serving Agreement”), Discover Bank will cause DCMT to issue a new subordinate series of investor certificates, Series 2009-CE, that will support all outstanding series of DCMT, other than Series 2007-CC (which supports the DCENT notes, for which the DiscoverSeries Class D Notes are being issued). Outstanding public series will generally receive additional credit enhancement through the new subordinate series in an amount equal to 6.5% of their series investor interests, including the subordinate series; provided, however, that DCMT Series 1996-4, which had lower initial levels of credit enhancement, is expected to receive additional credit enhancement from the subordinate series to bring its enhancement levels in line with other comparable series of DCMT certificates. Section 6.06 of the Pooling and Servicing Agreement permits the issuance of new series of investor certificates, and the supported series each have cash flow provisions in Section 9 of their series supplements that allow these series to apply funds, if any, available from a Subordinate Series to cover shortfalls in interest and servicing fees, to reimburse charge-offs and to pay principal. Series 2009-CE will be a Subordinate Series for purposes of these provisions. Discover Bank also anticipates that it or an affiliate will own all of the Series 2009-CE certificates (which will not bear interest) and that any documents or amendments necessary to effectuate the issuance of the subordinate series will be executed on or about July 24, 2009.

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Issuance by DCMT of Series 2009-SD to Enhance Excess Spread for all Outstanding Series of Investor Certificates and Tranches of DiscoverSeries Notes. As specifically permitted by, and pursuant to, the terms of the Pooling and Servicing Agreement, Discover Bank will cause DCMT to issue a second new subordinate series of investor certificates, Series 2009-SD, which will make all of its principal collections available for reallocation on an as-needed basis to all outstanding series (including Series 2009-CE and Series 2007-CC) to cover shortfalls in interest and servicing fees and to reimburse charge-offs for those other series. This reallocation is consistent with existing cash flow steps enumerated in Section 9 of the series supplements for all outstanding series and is also consistent with the cash flows in Section 3.01 of DCENT’s Indenture Supplement. The availability of these principal collections will increase excess spread levels for DCMT and for the DCENT DiscoverSeries notes. Series 2009-SD is expected to be issued in accordance with Section 6.06 of the Pooling and Servicing Agreement, to have an initial Series Investor Interest equal to 2.0% of the Aggregate Investor Interest in DCMT and will be scheduled to mature in December 2011. However, it may mature earlier with rating agency consent or it may be extended in accordance with its terms. Discover Bank also anticipates that it or an affiliate will own all of the Series 2009-SD certificates (which will not bear interest) and that any documents or amendments necessary to effectuate the issuance of Series 2009-SD will be executed in September 2009.

With respect to the issuance of the Class D Notes, Series 2009-CE and Series 2009-SD, confirmation that these actions will not result in the reduction or withdrawal of the current ratings on outstanding DCENT notes and DCMT certificates is required.

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Allocation of Interchange to Certain Series. Additionally, as permitted by, and pursuant to, the Pooling and Servicing Agreement, Discover Bank will cause DCMT to begin to allocate to Series 1996-4, Series 2003-3 and Series 2003-4, Subseries 2 their proportionate share of the interchange allocated to DCMT under the Pooling and Servicing Agreement. These series, which were issued before Discover Bank began transferring interchange to DCMT, currently do not receive any allocation of interchange. The remaining fourteen series of DCMT investor certificates already receive allocations of interchange. The amendments to these series will eliminate the difference between group excess spread levels and interchange sub-group excess spread levels and cause these three older series to have allocations consistent with those for all DCMT securities issued during or after 2004. The documents necessary to effectuate this change will be executed on or about July 31, 2009.

Forward-Looking Statements

This report includes forward-looking statements, which are subject to risks and uncertainties. Forward-looking statements contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Discover Bank, DCENT and DCMT undertake no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: ability to obtain the necessary affirmations regarding the current ratings on outstanding notes and certificates and other consents of the credit rating agencies to amend the relevant documentation governing DCENT and DCMT; ability to obtain confirmation from the regulatory agencies supervising Discover Bank and its parent bank holding company, Discover Financial Services, that they will not object to such action (which may be formal or informal), and other material changes to the legal, regulatory or economic environment in which such actions are expected to be taken. Any such factors may affect the timing of such actions or the ability to complete such actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Transferor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: June 17, 2009	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer